CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42133, Post-Effective
Amendment No.1 to the Registration No. 333-42133, and Post-Effective Amendment to the Registration No. 333-42133 on Form S-8 of our report dated June 18, 2014, with respect to the financial statements and supplemental schedules of Ingersoll Rand Company Employee Savings Plan for Bargained Employees included in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
June 18, 2014